                       MMI COMPANIES, INC.
                     1999 STOCK OPTION PLAN


1. Purpose. The purpose of this 1999 Stock Option Plan (the "Plan") is to benefit MMI Companies, Inc. (the "Company") by offering certain present and future employees and officers of the Company and its subsidiaries, as well as non-employee directors, a favorable opportunity to become holders of the common stock, $.10 per share par value, of the Company ("Common Stock") over a period of years, thereby giving them a long-term stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

2. Administration. The Plan shall be administered under the supervision of a committee (the "Committee"), which shall consist of a committee or subcommittee of the Board of Directors of the Company (the "Board") appointed by the Board and consisting of two or more members of the Board, each of whom is an "outside director" as defined in Treasury Regulations 1.162-27 issued under 162(m) of the Internal Revenue Code (the "Code"). The Committee shall have the exclusive right to determine eligibility, grant options, determine the terms of options and issue restricted stock, all as provided herein. The appropriate officers of the Company shall have the right to make all determinations necessary for the routine administration of the Plan, subject to the supervision of the Committee.

3. Eligibility. Options may be granted to employees, officers, directors, consultants or advisors of the Company or its subsidiaries, whose contributions are key to the success of the Company or its subsidiaries (collectively, the "Companies") as determined by the Committee in its sole discretion; provided that options may be granted to directors who are not also employees or consultants solely in accordance with Section 4(a) and (b). For purposes of this Plan, the term "subsidiaries" means any entity in which the Company owns, directly or through a chain of subsidiaries, a substantial voting interest, as determined by the Committee; provided, however, that such term shall mean any corporation in which the Company owns, directly or through a chain of subsidiaries, 50% of the total combined voting power of all classes of stock, as determined under 424(f) of the Code, where such alternative definition must be used to comply with any Code provision relating to ISOs (as defined below). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. Any person who is granted an option under this Plan shall be referred to herein as a "Participant." In the case of a Participant who is not an employee, all references in this Plan to "employment" or "termination of employment" shall be deemed to refer to the relationship between such Participant and the Company or its subsidiaries which was the basis for such Participant's eligibility to receive an option.

4.   Granting of Options.

      (a) Beginning in 1999, each non-employee director shall be granted an option for 1,375 shares of Common Stock at each Annual Meeting of Stockholders of the Company provided that such director was serving as a non-employee director since the preceding Annual Meeting and on the grant date, and that the Plan is approved by the Company's stockholders. Upon approval of the Plan by the Company's stockholders, each person who thereafter becomes a non-employee director shall, at the time he or she becomes a director, also receive a grant of 4,125 shares of Common Stock.

      (b) Each director who is not an employee of the Company or any of its subsidiaries shall be granted a nonqualified Performance Option on January 1 of each year commencing January 1, 2000 to purchase 2,500 shares of the Company's common stock at fair market value on such grant date. Notwithstanding the foregoing, (i) if the minimum Earnings Per Share goal incorporated into the Chief Executive Officer's objective for the target performance year is not achieved, or (ii) if the director is not also serving as a director on December 31 of the target performance year, the Performance Options for that year will be forfeited.

      (c) Options may be granted to any eligible person other than a nonemployee director described in Section 4(a) at such times and in such amounts and with such terms as the Committee shall determine in its sole discretion, subject to the remaining provisions of this Plan.

      (d) The total of shares of Common Stock for which options may be granted pursuant to this Plan shall be 1,500,000 shares, subject to adjustment as provided in Section 10. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock. No option shall be granted after the expiration of the term of the Plan pursuant to Section 15.

      (e) The maximum number of shares subject to all options granted to a Participant in any calendar year shall in no event exceed 400,000 (the "Individual Cap"), subject to adjustment as provided in Section 10. For purposes of this subparagraph (e), an option that is canceled shall continue to restrict the number of shares for which options may be granted in the same year, and any modification to the purchase price of an option shall be treated as the cancellation of the old option and the grant of a new option.

      (f) Options granted under the Plan to employees may either be incentive stock options as defined in 422 of the Code ("ISOs"), or options that are not ISOs ("nonqualified options"), as determined by the Committee at the time of grant; provided that the total value of shares of Common Stock with respect to which ISOs may be granted to any Participant in any calendar year (or, in the case of options that are not vested at the time of grant, the value, determined at the date of grant, of shares of Common Stock with respect to which ISOs first become exercisable in any calendar year), under this Plan and all other plans maintained by the Company, its subsidiaries, and any parents (as defined in 424(e) of the Code) shall not exceed $100,000. A single option may constitute an ISO with respect to some shares and a nonqualified option with regard to the remaining shares. An option that meets the requirements of an ISO, in whole or in part, shall constitute an ISO to the extent that it meets such requirements, unless otherwise provided by the Committee. Options granted to directors or consultants who are not employees shall be nonqualified options. An option granted to an employee who owns more than 10% of the stock of the Company shall not constitute an ISO unless the purchase price is at least 110% of the fair market value of the stock and the term of the option does not exceed five years.

      (g) Each option shall be evidenced by a written option agreement, in the form as the Company may provide (subject to the Committee's approval). All terms and conditions of this Plan shall be deemed incorporated into each such option agreement, except as otherwise specifically provided therein.

5. Option Price. The options shall be granted at an exercise price determined by the Committee which shall only be equal to or greater than the fair market value at the time the option is granted, of the shares of Common Stock subject to the option. If not otherwise specified by the Committee, the exercise price shall be the fair market value. The exercise price for all options granted to nonemployee directors pursuant to Section 4(a) and (b) shall only be the fair market value. The fair market value of the Common Stock shall be determined by the price at which the Common Stock trades on the principal exchange or over-the-counter market in which the Common Stock is traded, using a method determined by the Committee, and without regard to any restriction that may be imposed on the sale of stock by a Participant under the securities laws or otherwise. After the date of grant, the option price of an option shall not be decreased except as may be permitted by the adjustment provisions of Section 10.

6. Duration of Options and Vesting. Subject to the provisions of Section 8 hereof, each option shall be for a term of ten years, or such shorter duration as the Committee may determine at the time of grant. Unless otherwise determined by the Committee as provided in the following sentence, all options shall be fully vested one year after the date of grant and may be exercised in whole or in part at any time during their term after the first year. The Committee may, at the time of grant of any option (other than an option granted to a nonemployee director pursuant to Section 4(a) and (b)) provide that the Participant's right to exercise such option in whole or in part is subject to conditions precedent, which may be based upon the Participant's continued employment for a specified period of time, the achievement of specified performance goals by the Company, the Participant, or both, or such other conditions as the Committee may determine. For all purposes of this Plan, an option which is subject to such conditions shall be referred to as "vested", either in whole or with respect to certain shares, and shall be exercisable, only when the conditions have been satisfied, and until vested shall be considered forfeitable. Performance options granted to a non-employee director pursuant to Section 4(b) shall be vested only when the conditions described in
Section 4(b) have been satisfied.

7. Exercise of Option. An option that is vested may be exercised by giving written notice to the Company, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased which may be paid in any combination of the following methods, provided that payment in any form other than cash or check shall only be as permitted by the Committee in its sole discretion: in cash, by check, by surrendering other shares of Common Stock owned by the Participant equal in fair market value (as of the exercise date) to the purchase price (which surrender of shares shall comply with 16(b) of the Exchange Act), by withholding such number of shares of Common Stock from the number purchased (which withheld shares shall be treated as having been purchased by the Participant and sold back to the Company) or by a promissory note in a form and on terms specified by the Committee. A Participant may also arrange for a "cashless exercise", subject to such restrictions as the Company may determine. The Participant shall pay at the time of exercise, by any combination of the same methods, an amount equal to any tax that the Company is required to withhold from the Participant upon exercise (less any amount withheld from the Participant's regular compensation in connection with such exercise). The Participant shall be solely responsible for any tax which is due as a result of the grant, exercise or expiration of an option. The Participant also shall execute such agreements or documents as the Company may determine to be necessary or appropriate to comply with any securities or other applicable laws or regulations.

8.   Termination of Relationship -- Exercise Thereafter.

     (a) In the event a Participant's employment with any of the Companies is terminated for any reason other than death, permanent disability, or retirement and such Participant no longer is employed by any of the other Companies, such Participant's option shall expire and all rights to purchase shares pursuant thereto shall terminate on the date of termination of employment, except that, unless the termination is for cause, such option, to the extent vested and exercisable on the date of termination, may be exercised for a period of thirty days after termination of employment (or until the scheduled termination of the option, if earlier); provided, however, that with respect to all or any portion of any option held by such Participant, the Committee may, in its sole discretion, accelerate exercisability or permit such option to remain exercisable for a term after the thirty-day period specified above (but in no event beyond its specified term), subject to such terms and conditions, if any, as determined by the Committee in its sole discretion. The Committee may also accelerate exercisability or permit such option to remain exercisable in the event of a change of control or other material corporate transaction, as determined by the Committee in its sole discretion. A person receiving an option as a nonemployee director pursuant to Section 4(a) or (b) shall not be subject to the termination provisions of this Section 8(a).

      (b) In the event the employment of a Participant with any of the Companies is terminated for cause, or that the Company determines that grounds for termination for cause exist but permits the Participant to resign, or discovers after termination but before an option is exercised that such grounds existed at the time of termination, all unexercised options shall be forfeited, regardless of whether they were otherwise considered vested and exercisable at the time of termination, and any notice of exercise that has been given, but as to which the Common Stock has not been issued, shall be rescinded. For purposes of this paragraph (b), "cause" shall include theft or misappropriation of property (including intellectual and intangible property) of any of the Companies, commission of any crime involving any of the Companies, violation of (or manifestation of a clear intent to violate) the terms of any noncompetition or confidentiality agreement to which the Participant is a party, or gross insubordination or dereliction of the Participant's duties. "Cause" shall be determined by the Committee, whose decision shall be final, and in the case of cause that involves commission of a crime shall not require arrest or conviction. Temporary absence from employment because of illness, vacation, and approved leaves of absence and transfer among the Companies shall not be considered to terminate employment or to interrupt continuous employment.

      (c) In the event of termination of employment because of death or permanent disability (as that term is defined in the Company's long term disability plan for which the Participant is eligible, if any, and otherwise as defined in 22(e)(3) of the
Code), the option may be exercised in full (to the extent not previously exercised) without regard to the vesting of the option, by the Participant or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to one year after the date of death or permanent disability.

      (d) In the event of termination of employment because of early, normal or deferred retirement under the retirement program of the Company for which the Participant is eligible, if any (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), the option may be exercised by the Participant (or, if he or she dies after such retirement, by his or her heirs, legatees, or legal representative, as the case may be), to the extent that any portion thereof would be exercisable on the date of such retirement (or with respect to such greater portion as determined by the Committee), at any time during its specified term prior to one year after the date of such retirement.

      (e) The Committee will have authority to determine the circumstances under which options will be forfeited upon termination of employment of the Participant. Such provisions will be contained in the Participant's option agreement or will otherwise be communicated in writing to the Participant.

9. Non-Transferability of Options. During the lifetime of a Participant, options shall be exercisable only by the Participant, and options shall not be assignable or transferable by the Participant otherwise than by will or by the laws of descent and distribution. The Committee, in its discretion, may permit the assignment or transfer of a nonqualified option to members of the Participant's family, to a trust for family members, to a nonprofit organization, or to such other transferee as the Committee may approve, on such terms and subject to such conditions as the Committee may deem necessary or appropriate.

10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan (and the Individual Cap) shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company are changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder and the Individual Cap shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the
Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, and for each share of Common Stock included in the Individual Cap the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options, and in the Individual Cap. In the event of any such adjustment the purchase price per
share shall be proportionately adjusted.

11. Amendment or Termination of Plan. The Board may amend or discontinue the Plan at any time, except, that:

      (a) no amendment or discontinuance shall change or impair any options previously granted without the consent of the Participant;

      (b) no amendment shall cause Options to be repriced at a price lower than their original exercise price unless otherwise permitted by Section 10; and

     (c) no amendment shall, without the affirmative vote of the holders of a majority of the outstanding shares of all of the classes of stock of the Company present and voting in person or by proxy, and entitled to vote at a duly held stockholders meeting, or without the written consent of the holders of a majority of the outstanding shares of all of the classes of stock present and entitled to vote, (i) increase the number of securities which may be issued under the Plan, (ii) modify the requirements as to eligibility for participation in the Plan,
(iii) extend the term of the Plan beyond the latest date specified in Section 15, or (iv) cause any option that would otherwise have qualified for an exception under Rule 16b-3 under the Exchange Act or that would otherwise have qualified as incentive compensation under 162(m) of the Code to fail to so qualify.

12. Stock Appreciation Rights. At the time of granting any option (other than an option to a nonemployee director pursuant to Section 4(a) or (b)), the Committee may also grant stock appreciation rights in tandem with such options, which shall provide that the Participant has the right, in lieu of purchasing Common Stock pursuant to such option, to require the Company to pay an amount equal to the difference between the fair market value of the number of shares of Common Stock with respect to which such right is exercised and the exercise price therefor, subject to such terms and conditions as the Committee may determine.

13. Restricted Stock. Subject to the limitations of the Plan, the Committee may grant awards of Restricted Stock to employees, shall determine the time when each such awards shall be granted and whether shares of Common Stock covered by awards of Restricted Stock will be issued at the beginning or the end of the Restriction Period, and shall designate (or set forth the basis for determining) the vesting date or vesting dates for each award of Restricted Stock and may prescribe other restrictions, terms and conditions applicable to such Restricted Stock in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the holder for the Restricted Stock. All determinations made by the Committee pursuant to this Section 13 shall be specified in the Agreement relating to such Restricted Stock. Notwithstanding the foregoing, in no event shall more than 500,000 shares of Restricted Stock be issued under the Plan and all Restricted Stock shall be issued with a minimum vesting period of i) not less than one year, if performance-based, and ii) not less than three years, which may be either cliff vesting or equal annual installments, if not performance-based.

      The vesting of any award of Restricted Stock may, in the Committee's discretion, be conditioned in whole or in part upon the attainment, or the extent of attainment, by the Company, a division or unit of the Company, or the Participant of objective performance goals pre-established by the Committee, based on one or more of the following criteria: (a) return on total shareholder equity; (b) earnings per share of Common Stock; (c) net income (before or after taxes); (d) earnings before interest, taxes, depreciation and amortization; (e) revenues; (f) return on assets; (g) market share; (h) cost reduction goals; (i) cash flow; (j) stock price; (k) margins; (l) increase in revenues and
(m) any combination of, or a specified increase in, any of the foregoing; in each case, as determined in accordance with generally accepted accounting principles. Such performance goals shall be established by the Committee prior to the expiration of 25% of the time period to which the performance goal relates, and the vesting of any award of Restricted Stock subject to such performance goals shall be conditioned upon certification by the Committee that the performance goals have been attained. Awards that are made subject to performance goals described in this Section are intended to qualify as performance based compensation under 162(m) of the Code, and the provisions of this Section shall be so interpreted and applied.

14. Employment and Consulting Agreements. Anything contained in the Plan to the contrary notwithstanding, in the event that an employment agreement entered into by the Company or a subsidiary of the Company provides that options shall be granted under the Plan to an employee on terms and conditions that differ from the terms and conditions set forth herein, the terms and conditions set forth in such employment agreement shall control.

15. Approval and Term. The Plan was adopted by the Board on February 25, 1999, and shall be effective as of such date, subject to the following. The Plan shall be submitted to the stockholders for approval at the first annual meeting of the stockholders held subsequent to its effective date, and no option may be exercised until the Plan has been so approved. If the
Plan for any reason is not approved by the stockholders by the first anniversary of its effective date, the Plan, and all options granted pursuant to the Plan, shall be null and void and neither the Company nor any Participant shall have any rights or obligations with respect thereto. The Plan, if not previously terminated by the Board pursuant to Section 11, shall terminate on February 24, 2009, and no options shall be granted after such date.

16.  Miscellaneous Provisions.

      (a) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Participant any right to be continued in the employment of the Company, or interfere in any way with the right of the Company to terminate his or her employment at any time.

      (b) No employee or other person shall have any claim or right to be granted an option under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

      (c) No Participant or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or any option, contingent or otherwise, until all the terms, conditions and provisions of the Plan and the option applicable to such recipient (and each person claiming under or through him) have been met.

      (d) No shares of Common Stock shall be issued hereunder with respect to any option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

      (e) It is the intent of the Company that options granted under the Plan to Participants who are subject to 16(b) of the Exchange Act comply in all respects with Rule 16b-3 under the Exchange Act, and that options granted to persons who may be subject to 162(m) of the Code comply in all respects with the restrictions on payments of incentive compensation in Treasury Regulations 1.162-27, and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with such requirements, such provision shall be deemed null and void to the extent required to permit the Plan to comply with such requirement.

     (f)  The expenses of the Plan shall be borne by the Company.

     (g) By accepting any option or other benefit under the Plan, each Participant and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.



Adopted:  February 25, 1999 (Board of Directors); April 22,  1999
(Stockholders)
Amended:  April 22, 1999